Exhibit 10.1

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (the “Agreement”), dated and entered into and effective as of the 4th day of November, 2025 (the “Effective Date”), by and between BELMONT MANOR APARTMENTS, LLC, a Colorado limited liability company (“Purchaser”), and NOTES LIVE REAL ESTATE, LLC, successor-by-name-change to Notes Live Real Estate and Development, LLC, a Colorado limited liability company (“Seller”).

In consideration of the mutual covenants and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

Article 1

DESCRIPTION OF PROPERTY

1.1	Purchase and Sale.

Seller hereby agrees to sell, assign, and convey to Purchaser, and Purchaser agrees to purchase from Seller, in accordance with the terms and subject to the conditions contained herein, that certain real property situated in El Paso County, Colorado and being more particularly described on Exhibit “A” attached hereto and incorporated by reference herein (the “Land”), together with (i) to the extent owned by Seller, all buildings, structures and improvements located on the Land, if any (collectively referred to as the “Improvements”), and (ii) all of Seller’s right, title and interest in and to any appurtenances to the Land (the “Appurtenances”) (the Land, the Improvements, and all Appurtenances pertaining thereto, and all rights, title and interest of Seller in and to any easements, permits, licenses, privileges, adjacent streets, roads, alleys or rights of way pertaining to the Land are hereinafter collectively referred to as the “Property”).

Article 2

PURCHASE PRICE

2.1	Purchase Price.

Subject to the credit/adjustments set forth below, the purchase price for the Property that Purchaser agrees to pay to Seller shall be Fourteen Million and No/100 Dollars ($14,000,000.00) (the “Purchase Price”).

2.2	Payment of Purchase Price.

Purchaser shall pay to Seller at Closing the Purchase Price as follows:

A.	$7,600,000.00, in cash, via federal wire transfer; and

B.	Delivery of that number of shares of Venu Holding Corporation (“Venu”) common stock (the “Shares”) having a total value of $6,400,000.00 (the “Stock Consideration”).

For purposes of the Stock Consideration, the number of shares of Venu common stock comprising the Stock Consideration will be determined by quotient, with the numerator being 6.0 million and the denominator being the average closing sale price of Venu common stock as reported on the NYSE American Stock Market over the seven trading days preceding the Closing Date.

Article 3

INSPECTION PERIOD

3.1	Purchaser has previously inspected the Property and waives any further inspections.

Article 4

TITLE POLICY; SURVEY

4.1	Title.

Purchaser agrees to accept title subject to all matters of public record as of the Effective Date and real property taxes for the year of closing (the “Permitted Exceptions”).

Article 5

REPRESENTATIONS OR WARRANTIES BY SELLER

5.1	Seller’s Representations and Warranties.

Seller hereby represents and warrants to Purchaser, to Seller’s actual knowledge, the following matters are true and correct as of the Effective Date and as of the Closing Date:

(a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Seller will keep in full force and effect through the Closing Date its legal existence and all licenses and franchises necessary for the conduct of its business.

(b) Seller owns fee simple title to the Property, subject only to the Permitted Exceptions.

(c) The execution, delivery and performance by Seller of this Agreement is within the authority of Seller, has been authorized by all necessary proceedings and do not and will not contravene any provision of law, trust agreement, partnership agreement, any other organizational papers or any amendments thereof or any written agreement or contract to which Seller is a party.

(d) There are no judgments outstanding against Seller or petitions, suits, claims, causes of actions or moratoria or any other proceedings pending or threatened against Seller before any court or other governmental, administrative, regulatory, adjudicatory, or arbitrational body of any kind, which if decided adversely to the Seller would adversely affect Seller’s ability to perform the obligations of the Agreement.

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(e) Upon execution and delivery of the Agreement by Seller, this Agreement will be a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

(f) There is no pending, or to Seller’s knowledge threatened, litigation, condemnation, investigation or other legal or zoning proceeding affecting the Property or any portion thereof, and there are no actions, suits, proceedings, orders, administrative proceedings or investigations pending, or to Seller’s knowledge threatened, against or affecting the Property or any portion thereof.

(g) Seller is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws. Seller is acquiring the Shares hereunder in the ordinary course of its business. Seller does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h) Seller represents and warrants that, (i) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the SEC pursuant to the Securities Act (“Regulation D”) and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(i) Seller understands that the Shares are being offered and sold to Seller in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Purchaser is relying in part upon the truth and accuracy of, and the Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Seller to acquire the Shares.

(j) Seller and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of Venu, including without limitation Venu’s filings with the Securities and Exchange Commission, that have been requested by Seller. Seller understands that its investment in the Shares involves a high degree of risk and is able to afford a complete loss of such investment. Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Seller confirms and agrees that (i) it has independently evaluated the investment risks and the merits of its decision to purchase the Shares and (ii) it has not relied on the advice of, or any representations by, any other Person in making such decision.

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(k) Seller understands that the Shares have not been and may not be registered under the Securities Act or any state securities laws, and therefore may not be offered for sale, sold, assigned or transferred other than in compliance with the registration requirements of the Securities Act or an exemption therefrom. Seller understands that Purchaser may be deemed an “affiliate” of Venu under the Securities Act and understands the ramifications of acquiring unregistered the Shares from an affiliate, including, without limitation, restrictions on resale. Seller further acknowledges that if an exemption from registration is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Venu which are outside of the Purchaser’s control. Seller understands that any certificates or other instruments representing the Shares may bear legends (including a legend similar to that set forth below or any additional legends required by applicable state law) restricting the transfer of the Shares and a stop-transfer order may be placed against transfer of such stock certificates or other instruments.

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO.”

(l) Seller represents and acknowledges, to its knowledge, that it has not been solicited to offer to purchase or to purchase any Shares by means of any general solicitation or advertising within the meaning of Regulation D. The office of the Seller in which its principal place of business is located is identified in the address of the Seller set forth in Section 10.1.

5.2	Limitations.

EXCEPT FOR THE UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS EXECUTED BY SELLER, PURCHASER IS ACQUIRING THE PROPERTY “AS IS,” “WHERE IS,” AND WITH ALL FAULTS AND DEFECTS, LATENT AND PATENT, AND PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE EXPRESS UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND IN THE CLOSING DOCUMENTS EXECUTED BY SELLER, SELLER HAS NOT MADE, DOES NOT MAKE, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE WITH RESPECT TO THE PROPERTY, OR ANY CONDITION, ASPECT, CHARACTERISTIC, OR USE OF THE PROPERTY, OR ANY USE THAT MAY BE MADE THEREOF OR ANY LAW, STATUTE, OR REGULATION BINDING THEREON. FURTHER, PURCHASER EXPRESSLY ACKNOWLEDGES THAT IT IS ACQUIRING THE PROPERTY BASED SOLELY UPON ITS OWN INVESTIGATIONS AND DUE DILIGENCE, AND IS NOT RELYING ON ANY EXISTING DUE DILIGENCE MATERIALS SUPPLIED BY SELLER, OR ANY OTHER INFORMATION ORIGINATIING FROM SELLER, IN ACQUIRING THE PROPERTY.

REPRESENTATIONS, WARRANTIES AND COVENANTS BY PURCHASER

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5.3	Purchaser’s Representations and Warranties.

(i) Purchaser hereby represents, warrants and covenants to Seller that Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado. Purchaser will keep in full force and effect its legal existence and all licenses and franchises necessary for the conduct of its business, if any. The execution, delivery and performance by Purchaser of this Agreement is within the authority of Purchaser, has been authorized by all necessary proceedings and do not and will not contravene any provision of law, Purchaser’s trust agreement, other organizational documents or any amendment thereof. Upon execution and delivery by Purchaser, this Agreement will be the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. There are no judgments outstanding against Purchaser or petitions, suits, claims, causes of actions or moratoria or any other proceedings pending or threatened against Purchaser before any court or other governmental, administrative, regulatory, adjudicatory, or arbitrational body of any kind, which if decided adversely to the Purchaser would adversely affect Purchaser’s ability to perform the obligations of the Agreement.

(ii) As it relates to the Shares that will comprise the Stock Consideration:

(a) Purchaser is the sole record and beneficial owner of the Shares and holds the Shares free and clear of all liens, security interests, claims, charges and encumbrances of any kind, except encumbrances and restrictions on transfer imposed by federal and state securities laws. The Shares are not subject to options, warrants, contracts or agreements of any kind, except as may exist in Venu’s organizational documents, including, without limitation its Certificate or Articles of Incorporation and its Bylaws.

(b) Purchaser has received all the information that Purchaser considers necessary or appropriate to be able to evaluate the risks and merits of the transaction contemplated under this Agreement and to reach an informed and knowledgeable decision whether to tender the Shares to Seller. Purchaser has reviewed the Company’s reports and other filings made with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), required to be filed through the date hereof (the “Reports”). Purchaser has been afforded the opportunity to ask questions and receive answers from the Company regarding its business and financial condition and other matters deemed necessary to Purchaser, and all such questions, if any, have been answered to Purchaser’s full satisfaction. Purchaser acknowledges and agrees that the Company has not made any representation, warranty or other statements regarding the current or future value of the Shares.

(c) Purchaser acknowledges that it has been advised to consult with, and has consulted with or had the opportunity to consult with, independent legal, tax and other professional advisers with respect to the conveyance of the Shares to be effected hereby, including the fairness of the value attributed to the Shares, and the other terms of this Agreement.

5.4	Survival.

All the provisions of Article 5 shall survive Closing.

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Article 6

CLOSING

6.1	Closing.

The Closing shall be held as an escrow closing conducted by Land Title Guarantee Company in Colorado Springs, Colorado, as escrow agent. The closing shall occur on November 5, 2025 or on such other date as Purchaser and Seller may agree in writing (herein called the “Closing Date”, or “Closing”).

6.2	Seller’s Obligations at Closing.

At Closing, Seller shall deliver to Purchaser the following documents:

(a) Special Warranty Deed executed by Seller conveying the Land and Improvements to Purchaser, free and clear of all encumbrances, leases and tenancies other than the Permitted Exceptions, and conveying the Land and Improvements by the legal description attached hereto as Exhibit “A”; and

(b) a Ground Lease pursuant to which Purchaser, as landlord, shall lease the Property to Seller, as tenant, on terms and conditions set forth therein (the “Ground Lease”);

(c) such other documents as are customary and reasonably requested by the title company in connection with the transaction contemplated hereby, including without limitation, a settlement statement consistent with the terms of this Agreement.

6.3	Purchaser’s Obligations at Closing.

At Closing, Purchaser shall deliver to Seller the following:

(a) the cash portion of the Purchase Price in accordance with the provisions of Article 2;

(b) A stock power or other instrument of conveyance provided by (or acceptable to) the Venu’s transfer agent to transfer and convey the Shares comprising the Stock Consideration;

(c) the Ground Lease; and

(d) such other documents as are customary and reasonably requested by the title company in connection with the transaction contemplated hereby, including without limitation, a settlement statement consistent with the terms of this Agreement.

Article 7

CLOSING COSTS, PRORATIONS OF RENTS,

TAXES AND MISCELLANEOUS EXPENSES

7.1	Closing Costs.

Purchaser and Seller shall each pay their own attorney’s fees. All other costs associated with Closing, including the premium for a standard owner’s title policy, if any, shall be shared equally between Purchaser and Seller.

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7.2	Real and Personal Property Taxes; Other Prorations.

For purposes of prorations, Purchaser shall be deemed the owner of the property on the Closing Date. Real estate taxes and assessments on the Property and personal property taxes on the Personal Property for the year of closing shall be prorated as of the Closing Date. Seller shall be responsible for all real estate and personal property taxes and assessments accrued for the period ending on the day immediately preceding the Closing Date and Purchaser shall be responsible for all such taxes and assessments on and after the Closing Date. If the tax or assessments bills for the year of Closing have not been issued prior to Closing, such taxes or assessments shall be prorated based upon the tax or assessment bills issued for the previous year, with known changes, if any; provided, however, that Seller and Purchaser shall re-prorate real estate taxes and assessments based upon the maximum available discount amount when the actual amount becomes known. All other matters of income and expense, shall likewise be prorated as of the Closing Date.

7.3	Post-Closing Adjustment.

If requested by either party, within sixty (60) days after Closing the parties agree to a post-closing reconciliation of those items required to be prorated, if necessary.

7.4	Survival.

All of the provisions of Article 7 shall survive Closing and the execution and delivery of the Special Warranty Deed for a period of one (1) year and shall thereafter expire and be of no further force and effect.

Article 8

CASUALTY/CONDEMNATION

8.1	Casualty.

If, prior to Closing, a “material” (as defined below in this Section 8.1) part of the Property is damaged by fire or other casualty, Purchaser may either (a) terminate this Agreement, in which event the parties shall have no further rights or obligations hereunder except those matters specifically surviving termination or Closing, or (b) consummate the Closing, in which latter event the insurance proceeds shall be assigned by Seller to Purchaser at the Closing. For purposes hereof, a “material” part shall be deemed to mean a casualty that damages more than ten percent (10%) of the Improvements. In the event any damage by casualty occurs that is not deemed material hereunder, Purchaser shall proceed to Closing and take an assignment of the insurance proceeds from Seller at Closing.

8.2	Condemnation.

If, prior to Closing, action is initiated or threatened to take a “material” (as defined below in this Section 8.2) part of the Property by eminent domain proceedings or by deed in lieu under threat thereof, Purchaser may either (a) terminate this Agreement, in which event the parties shall have no further rights or obligations hereunder except those matters specifically surviving termination or Closing, or (b) consummate the Closing in which latter event the award of the condemning authority not exceeding the Purchase Price shall be assigned to Purchaser at the Closing. For purposes hereof, a “material” part shall be deemed to mean a taking in which more than five percent (5%) of the acreage of the Property, or in which any point of access to any portion of the Property is so taken. In the event any such taking occurs that is not deemed material hereunder, Purchaser shall proceed to Closing and take an assignment of the condemnation proceeds from Seller at Closing.

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Article 9

DEFAULT

9.1	Default by Seller.

If Seller is in default or breaches the terms or provisions of this Agreement, then Purchaser shall give Seller written notice specifying the nature of the default. Seller shall have five (5) days after receipt of Purchaser’s notice of default within which to cure the specified default. If Seller does not cure such default within said five (5) day period, or if such default is not waived in writing by Purchaser, then Purchaser, at its option, may, as its sole remedy hereunder, either (a) terminate this Agreement, (b) enforce specific performance of this Agreement, or (c) waive such default by Seller and close the purchase, notwithstanding such default by Seller. Notwithstanding the foregoing, no notice of default shall be required for Seller’s failure to perform its obligations on the Closing Date as set forth in Section 6.2 hereof, and there shall be no cure period for same. Breach by Purchaser.

If Purchaser is in default or breaches the terms or provisions of this Agreement, then Seller shall give Purchaser written notice specifying the nature of the default. Purchaser shall then have five (5) days after receipt of Seller’s notice of default in which to cure the specified default. If Purchaser does not cure such default within said five (5) days, or if such default is not waived in writing by Seller, then Seller shall be entitled to the sum of $100.00, as liquidated damages (and not as a penalty) as Seller’s sole remedy and relief. Seller and Purchaser have made these provisions for liquidated damages as it would be difficult to calculate on the date hereof, the amount of actual damages for such breach and agree that these sums represent reasonable compensation to Seller for such breach, and not a penalty. Notwithstanding the foregoing, no notice of default shall be required for Purchaser’s failure to perform its obligations on the Closing Date as set forth in Section 6.3 hereof, and there shall be no cure period for same.

Article 10

MISCELLANEOUS

10.1	Notices.

Any notice required or permitted to be given hereunder shall be in writing and may be served personally, by certified mail, return receipt requested, postage prepaid, by nationally recognized overnight courier service, or by email, addressed to Purchaser and Seller, respectively, at the addresses set forth below. Notice shall be deemed delivered upon actual delivery or refusal of delivery or, in the event of email delivery, at the time/date sent with delivery receipt requested. Either party may by notice to the other specify a different address for notice purposes.

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If to Purchaser:

Belmont Manor Apartments, LLC

422 E. Vermijo Avenue

Colorado Springs, CO 80903

Attn: Kevin O’Neil, Manager

Email: kevin.oneil@ogcos.com

If to Seller:

Notes Live Real Estate, LLC

1755 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Attn: Manager

Email: hatkinson@venu.live

10.2	Broker.

Each party represents to the other party that neither it nor any of its agents, affiliates, shareholders or partners have dealt with any person or entity that might have a claim for sales or brokerage commission or finder’s fee with respect to the transaction contemplated by this Agreement.

10.3	Assignment of Agreement.

Purchaser shall have the right to assign this Agreement without Seller’s consent to a single purpose entity formed by Purchaser and/or its principals for the purpose of acquiring the Property and in which Purchaser or its principals has an interest and/or in connection with a 1031 exchange transaction by Purchaser (and Seller will reasonably cooperate in effecting such 1031 exchange transaction at no cost to Seller); provided, however, that such designation or assignment shall not be effective until Purchaser has provided Seller with a fully executed copy of such designation or assignment and assumption instrument.

10.4	Entire Agreement.

This Agreement and the Exhibits hereto embody the entire agreement between the parties relative to the subject matter, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter, which are not expressly set forth herein.

10.5	Amendment.

This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

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10.6	Headings.

The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

10.7	Time of the Essence.

Time is of the essence of this Agreement. However, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Colorado, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

10.8	Governing Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado and the laws of the United States pertaining to transactions in Colorado.

10.9	Successors and Assigns.

This Agreement shall bind and inure to the benefit of Seller, Purchaser and their respective heirs, executors, administrators, personal legal representatives, successors and assigns.

10.10	Invalid Provision.

If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement.

10.11	Attorneys’ Fees.

In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages as herein provided, reasonable attorneys’, paralegals’, or expert witnesses’ fees and costs incurred in such suit at trial or on appeal or in connection with any bankruptcy or similar proceedings.

10.12	Multiple Counterparts.

This Agreement may be executed in a number of identical counterparts, each of which for all purposes is deemed an original, and all of which constitute collectively one (1) agreement, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. PDF scanned or facsimile signatures shall be sufficient to bind the parties hereto.

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10.13	Non-Merger.

In addition to the specific language of non-merger found in certain sections of this Agreement, any provision hereof which by its terms would be performed after Closing shall survive the Closing and shall not merge in the Closing or in the Special Warranty Deed, except as specifically provided to the contrary herein.

10.14	Repurchase Option.

Seller shall have the option (the “Option”) to purchase the Property from Purchaser, exercisable for a period of thirty-six (36) months following the Closing Date (the “Option Term”) for the sum of $17,500,000.00 (the “Option Price”). Said Option shall be exercised, if at all, upon written notice of such exercise from Seller to Purchaser delivered any time prior to expiration of the Option Term. If Seller exercises the Option, the closing in consummation thereof shall occur on the date thirty (30) days following such notice (subject to extension as set forth below) or on such other date, if any, as the parties may agree in writing. At such closing, Seller shall tender the Option Price to Purchaser in good funds, and Purchaser shall execute and deliver to Seller a special warranty deed conveying the Property without liens and subject only to the Permitted Exceptions. Purchaser and Seller also shall deliver to one another such other closing documents as are reasonable and customary in connection therewith. Property taxes, rents and other sums relating to the Property shall be prorated by the parties for the period in which the Option closing occurs. Closing costs shall be allocated according to local custom and, to the extent not allocated by custom, all closing costs shall be paid by the party incurring same.

Throughout the Option Term, Purchaser shall not sell, transfer, pledge or encumber the Property or any interest therein, in whole or in part, except in connection with any exercise by Seller of the Option.

Purchaser, upon the request of Seller, shall execute and deliver to Seller for recording in the public records of El Paso County, Colorado a memorandum of the Option setting forth the existence of the Option, the parties hereto, a metes and bounds or other legal description of the Property, and the Option Term.

Notwithstanding anything herein or elsewhere to the contrary, in no event or circumstance shall Seller be divested of the Option right, be deemed to have waived such right, or have such right diminished or altered prior to expiration of the Option Term.

The terms of this Section 10.14 shall survive Closing.

[The remainder of this page is blank intentionally;

the signature page(s) follow.]

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Agreement as of the Effective Date.

SELLER:

Notes Live Real Estate, LLC, a Colorado limited liability company

By:	/s/ JW Roth
Print Name:	J.W. Roth
Title:	Manager / CEO

PURCHASER:

Belmont Manor Apartments, LLC, a Colorado limited liability company

By:	/s/ Kevin O’Neil
Print Name:	Kevin O’Neil
Title:	Managing Member

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EXHIBIT A

LEGAL DESCRIPTION

Parking Tract I (5.5+/- acres)

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